Exhibit 99.1

NEWS RELEASE

In Advance of Its Investor Conference, Travelers Estimates Range of Catastrophe Losses from California Wildfires

NEW YORK, Nov. 9, 2017 — As previously announced, The Travelers Companies, Inc. (NYSE: TRV) will host an Investor Day on Monday, Nov. 13. The company’s senior executive team will update investors on the business and discuss certain strategic initiatives.

In advance of the conference, the company today announced that it estimates fourth quarter catastrophe losses related to the recent California wildfires, including estimated recoveries from reinsurance, will be in the range of $525 million to $675 million pre-tax ($340 million to $440 million after-tax). The company’s estimates reflect, among other factors, the high average replacement value of homes in the affected areas and a high incidence of total losses, which also include contents, other structures and additional living expenses. The company’s estimates also reflect losses from its commercial businesses, including its Agribusiness unit.

“The toll from one of the worst wildfire events in U.S. history is devastating,” said Alan Schnitzer, Chairman and Chief Executive Officer. “Lives were tragically lost, property and personal possessions were destroyed and entire communities are now forced to start over. Our claim professionals are on the ground, and we’ll work tirelessly with our customers to help them and their communities recover as quickly as possible.”

The company also announced that based on its strong capital position and its expected results for the full year, it intends to resume repurchases of its common shares consistent with its long-standing capital management strategy of returning excess capital to shareholders. The company had previously suspended its common share repurchase activity as it assessed catastrophe losses from recent hurricanes and the wildfires.

The Investor Day will begin at 9:30 a.m. ET and is expected to last approximately three hours. A live webcast of the conference, which will include the presentation materials, will be available on the investor section of the Travelers website. Following the conference, a replay of the webcast, including the presentation materials, will be available on the same website.

Forward-Looking Statements

All statements in this press release, other than statements of historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The estimated range of losses discussed above is based on an analysis of claims already reported and projected to be reported, estimated values of properties in the affected areas, estimated damage resulting from wildfire and other perils, and other factors requiring significant judgment. As a result of the foregoing and other factors, including the unprecedented nature of the scope and duration of the wildfires, the number of insureds affected, the complexity of factors contributing to the losses and the preliminary nature of the information available to prepare the estimated range, future estimates of losses and the actual ultimate amount of losses associated with the wildfires may be materially different from the current estimated range. The Company’s share repurchase plans depend on a variety of factors, including the Company’s financial position, earnings, share price, catastrophe losses, maintaining capital levels commensurate with the Company’s desired ratings from independent rating agencies, funding of the Company’s qualified pension plan, capital requirements of the Company’s operating subsidiaries, legal requirements, regulatory constraints, other investment opportunities (including mergers and acquisitions and related financings), market conditions and other factors. Other factors that could cause actual losses to differ from the current estimated range or that could impact the Company’s share repurchase plans are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC) on February 16, 2017, as updated by the company’s most recent Form 10-Q filed with the SEC on October 19, 2017, and the company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the date of this press release, and the company undertakes no obligation to update any forward-looking statements.

About Travelers

The Travelers Companies, Inc. (NYSE: TRV) is a leading provider of property casualty insurance for auto, home and business. A component of the Dow Jones Industrial Average, Travelers has approximately 30,000 employees and generated revenues of approximately $28 billion in 2016. For more information, visit travelers.com.

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Investors:

Gabriella Nawi, 917.778.6844

Media:

Patrick Linehan, 917.778.6267